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                                 NOW IS THE TIME


                               [Graphic of Clock]


                   IMPORTANT INVESTMENT INFORMATION ENCLOSED


Opportunity #9PA - 04/01/01 - 05/01/01
Mr. & Ms. P. Rospectus
1234 Investment Drive
Calmer, PA 19009

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                                 NOW IS THE TIME


                               [Graphic of Clock]



Mr. & Ms. P. Rospectus
1234 Investment Drive
Calmer, PA 19009


Dear Investor:

         Enclosed please find our current Prospectus, which contains updated financial information. This replaces the Prospectus dated May 11, 2001.

         An ABFS Investment Note may be a good way for you to add a fixed investment to your overall portfolio. And, investing is as easy as 1--2--3!

         1. Read the Prospectus carefully.
         2. Review the Rate Supplement and choose the rate and term that best suits your investment objectives.
         3. Complete the Investor Order form and return it with your check made payable to "American Business Financial Services, Inc." in the enclosed postage-paid envelope.

         Again, we thank you for your interest. If you have any further questions, please call us toll-free at 1-800-776-4001.

         Sincerely,


         Ray Bucceroni                      Jerry Rappaport
         Senior Vice President              Senior Vice President


Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


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
                                   American Business Financial Services, Inc. Investor Order Form

                                   (Please place completed form in the enclosed prepaid envelope)

                       INVESTOR: Please indicate your investment order below (Fill in all terms and amounts)

Investment Notes
------------------------------------------------------------------------------------------------------------------------------------
Please enclose a check for the purchase of an American              Please check one of the following interest payment options:
Business Financial Services, Inc. Investment Note(s).               (If no interest option is checked, interest will be
($1,000 minimum per note)                                           compounded daily and paid at maturity).
Indicate the amount you wish to invest for each term                [ ] Compound interest daily and pay interest.
selected below:                                                         (Available on maturities of 12 months or longer)
                                                                        [ ] Monthly  [ ] Quarterly  [ ] Semi-Annually  [ ] Annually
Term              Amount $                                              Select method of interest payment:
----------------- ------------------------------------------            [ ] By Check
Term              Amount $                                              [ ] Transfer to ABFS Money Market Investment Notes.
----------------- ------------------------------------------                Account Number:________________________________________
Term              Amount $                                              [ ] By automatic transfer to Investor's Bank (If this option
----------------- ------------------------------------------                is chosen, investor must attach voided check or deposit
Term              Amount $                                                  slip for account selected to receive transfer.)
----------------- ------------------------------------------        [ ] Compound interest daily and pay at maturity.

TOTAL amount of INVESTMENT NOTE(s) purchase: $______________

Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement are fixed until maturity.

Money Market Notes
====================================================================================================================================
Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Money Market Note(s). Initial
Rate is established at the date of purchase as set forth in the current Prospectus and Rate Supplement and is subject to change. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4% per year.

TOTAL amount of MONEY MARKET NOTE(s) purchase:________________ $(Minimum $1,000)
====================================================================================================================================
These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principal and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.

                                INVESTOR: Please print all information below to complete your order.

Registration Information                                                                                               0000000000000
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Registered Owner                                                                SSN/EIN
------------------------------------------------------------------------------------------------------------------------------------
Joint Owner (If applicable)                                                     SSN
------------------------------------------------------------------------------------------------------------------------------------
Beneficiary Name (If applicable)                                                Beneficiary SSN
------------------------------------------------------------------------------------------------------------------------------------
Telephone Number (Include area code)                                            Date of Birth
------------------------------------------------------------------------------------------------------------------------------------
Street Address                                                                  E-mail Address
------------------------------------------------------------------------------------------------------------------------------------
City                                                        State               Zip
------------------------------------------------------------------------------------------------------------------------------------
Custodian's Name (Only one allowed by Law)
------------------------------------------------------------------------------------------------------------------------------------
Minor's Name*                                                                   Minor's SSN
------------------------------------------------------------------------------------------------------------------------------------
*Under the Uniform Transfers to Minors Act

Signature Verification
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Under penalties of perjury, I certify that:

1. The social security number shown on this form is correct.

2. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (Only cross out subpart (2) if you are subject to backup withholding.)

3. I am a bona fide resident of the state listed above.

4. I have received a copy of the Prospectus dated xxxxx xx, xxxx.

Signature of Registered Owner                                                   Date
------------------------------------------------------------------------------------------------------------------------------------
Joint Signature (If Applicable)                                                 Date
------------------------------------------------------------------------------------------------------------------------------------
Payment Instructions
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Please make checks payable to: American Business Financial Services, Inc.
Investor Services o BalaPointe Office Centre o 111 Presidential Boulevard o Bala Cynwyd, PA 19004                       [ABFS LOGO]

This application is neither an offer to sell nor an offer to buy Subordinated Investment Notes. Such an offer can only be made by
Prospectus accompanied by a Rate Supplement.
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    RATE SUPPLEMENT [graphic of clock] PROSPECTUS SUPPLEMENT DATED 00.00.00

                      NOW IS THE TIME

          American Business Financial Services, Inc. Investment Notes

  Term                 Rate   Annual Yield*  Bonus   Bonus Rate   Bonus Yield*
--------------------------------------------------------------------------------
3-5 mos.               0.00%      0.00%      0.00%      0.00%         0.00%
6-11 mos.              0.00%      0.00%      0.00%      0.00%         0.00%
12-17 mos.             0.00%      0.00%      0.00%      0.00%         0.00%
18-23 mos.             0.00%      0.00%      0.00%      0.00%         0.00%
24-29 mos.             0.00%      0.00%      0.00%      0.00%         0.00%
30-35 mos.             0.00%      0.00%      0.00%      0.00%         0.00%
36-47 mos.             0.00%      0.00%      0.00%      0.00%         0.00%
48-59 mos.             0.00%      0.00%      0.00%      0.00%         0.00%
60-119 mos.            0.00%      0.00%      0.00%      0.00%         0.00%
120 mos.               0.00%      0.00%      0.00%      0.00%         0.00%
Money Market Note      0.00%      0.00%      0.00%      0.00%         0.00%
--------------------------------------------------------------------------------
    Minimum Investment for Investment Notes and Money Market Notes is $1,000


                        [ABFS LOGO]   For information,
                                     call 1-800-776-4001

BalaPointe Office Centre    111 Presidential Boulevard    Bala Cynwyd, PA 19004
                               www.ABFSonline.com


  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated XXXXX XX, XXXX, delivered in conjunction with this Rate Supplement dated XXXXX XX, XXXX. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes.
*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investment Notes are available through XXXXX XX, XXXX.
The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes. You may obtain an additional copy of the Prospectus dated XXXXX XX, XXXX, free of charge from American Business Financial
Services, Inc. by calling (800) 776-4001.

      Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.


          American Business Financial Services, Inc. Investment Notes
                                Rate Supplement
                      Prospectus Supplement dated 00/00/00

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
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                                         Principal Amount                              Principal Amount
                                         $1,000 to $9,999                             $10,000 to $99,999
     Term                           Rate                Annual Yield*              Rate             Annual Yield*
-----------------------------------------------------------------------------------------------------------------
3-5 mos.                            0.00%                   0.00%                 0.00%                 0.00%
6-11 mos.                           0.00%                   0.00%                 0.00%                 0.00%
12-17 mos.                          0.00%                   0.00%                 0.00%                 0.00%
18-23 mos.                          0.00%                   0.00%                 0.00%                 0.00%
24-29 mos.                          0.00%                   0.00%                 0.00%                 0.00%
30-59 mos.                          0.00%                   0.00%                 0.00%                 0.00%
60-119 mos.                         0.00%                   0.00%                 0.00%                 0.00%
120 mos.                            0.00%                   0.00%                 0.00%                 0.00%
Money Market Note                   0.00%                   0.00%                    --                    --

-----------------------------------------------------------------------------------------------------------------

    Minimum Investment for Investment Notes and Money Market Notes is $1,000
    For Investments of $100,000 or more call 1-800-776-4001 to obtain rates.
         [ABFS LOGO]          For information, call
                                 1-800-776-4001

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
Bala Pointe Office Center    111 Presidential Boulevard         Bala Cynwyd, PA  19004

                               www.ABFSonline.com


AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated xxxxx xx, xxxx delivered in conjunction with this Rate Supplement dated xxxxx xx, xxxx. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes.

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investment Notes are available through xxxxx xx, xxxx. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rates shall not be reduced below 4% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes. You may obtain an additional copy of the Prospectus dated xxxxx xx, xxxx, free of charge from American Business Financial Services, Inc. by calling (800) 776-4001.

Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.